ARTHUR ANDERSEN LLP

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 9, 1994 included in the Form 10-K of International Recovery Corp. for the year ended March 31, 1994 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP

Miami, Florida,
  February 27, 1995.